EXHIBIT 99.1

Whitestone REIT Announces Acquisition of Sunnyslope Village in Phoenix, AZ

Second Purchase of a Community Centered Property(TM) Since Company's IPO

HOUSTON, Nov. 1, 2010 (GLOBE NEWSWIRE) -- Whitestone REIT (NYSE Amex:WSR), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced today that it has purchased Sunnyslope Village for $6.4 million, or $58 per leasable square foot. The property is an 111,227 square foot Class B Community Center located in central Phoenix, Arizona. The asset is being acquired for a price which is a significant discount to its estimated replacement cost. This is the second acquisition the Company has made using the proceeds of its initial public offering ("IPO"), which was completed in August 2010.

Sunnyslope Village is situated in an ideal location across the street from John C. Lincoln Hospital, the major employer in the area, and within a quarter mile from Sunnyslope High School, ranked as one of the top high schools in the nation by US News & World Report1. Further, the surrounding area has an unemployment rate that is significantly better than the national average.

"We are pleased to announce our second acquisition since our IPO, and our expanded presence in Phoenix, one of the fastest growing cities in the country. Sunnyslope Village is situated in a culturally diverse neighborhood with a rich history and substantial growth potential," said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. "While the asset currently has a significant amount of vacancy, the opportunity to apply our leasing and management strategy in securing tenants that service the daily needs of the area's citizens will help us transform Sunnyslope Village into a Community Centered Property. Given that the purchase price is a noteworthy discount to our estimated replacement cost, we expect the value of this investment to increase in the coming years."

About Whitestone REIT

Whitestone REIT (NYSE Amex:WSR) is a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. Whitestone focuses on value-creation in its properties, as it markets, leases and manages its properties to match tenants with the shared needs of surrounding neighborhoods. Operations are structured for providing cost-effective service to locally-oriented smaller space tenants (<3,000 sq. ft.). Whitestone has a diversified tenant base concentrated on service offerings such as medical, education, and casual dining. The largest of its 770 tenants comprise less than 2.5% of its rental revenues. For additional information about the Company, please visit www.whitestonereit.com. The Investor Section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

The Whitestone REIT logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7293

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Source: 1 http://education.usnews.rankingsandreviews.com/articles/education/high-schools/2009/12/09/methodology-americas-best-high-schools.html

CONTACT:  Whitestone REIT
          Anne Gregory, Vice President Marketing &
           Investor Relations
          713.435.2221
          ir@whitestonereit.com